Exhibit 99.1
PREIT / 1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735

Heather Crowell
SVP, Corporate Communications and Investor Relations
(215) 454-1241
crowellh@preit.com
PREIT Reports Second Quarter 2016 Results and Raises Mid-Point of Guidance

FFO, as adjusted per share increased 10.3% for the quarter

Earnings Per Share increased $0.57 for the quarter

Renewal Spreads were 13.4% for the quarter and 17% YTD

Sales PSF grow by 9.6% to $458

Philadelphia, PA, July 26, 2016 - PREIT (NYSE: PEI) today reported results for the quarter and six months ended June 30, 2016.

•	FFO, as adjusted per share increased by 10.3% for the quarter to $0.43 and 7.6% to $0.85 for the six month period ended June 30, 2016 compared to the prior year period.

•
Net income available to PREIT common shareholders was $4.2 million for the quarter and $2.0 million for the six month period ended June 30, 2016 compared to losses attributable to PREIT common shareholders of $34.9 million and $52.4 million for the respective prior periods.

◦	Earnings per share was $0.06 for the quarter and $0.03 for the six month period ended June 30, 2016 compared to losses per share of $0.51 and $0.76 for the respective prior periods.

•	Same Store NOI excluding lease terminations improved by 4.0% for the quarter and by an average of 4.0% for the first two quarters ended June 30, 2016 as compared to the prior year period.

◦	Same Store NOI improved by 3.9% for the quarter and by an average of 3.9% for the first two quarters ended June 30, 2016 as compared to the prior year period.

◦	Average gross rent per square foot at Premier and Core Growth Malls grew by 3.9%

•	Agreements of sale executed with non-refundable deposits for Washington Crown Center an office building in Voorhees, NJ.

•	Sale of downtown Philadelphia street retail properties completed during the quarter for a gain of $20.3 million.

•	Non-anchor leased space for malls excluding those held for sale was 94.3%, a 300 basis point improvement over current occupancy.

•
Comparable store sales across the portfolio were $458 compared to $418 in the prior period with sales growth most pronounced in the Company’s Core Growth malls, where most of its recent remerchandising initiatives have been focused.

•	Balance Sheet flexibility improved with amended Term Loan reducing rates and expanding borrowing capacity by $150.0 million.

Exhibit 99.1
PREIT / 2

•	Renewal spreads for tenants under 10,000 square feet were 13.4% for the quarter and 17.0% for the six month period ended June 30, 2016.

◦	Renewal spreads for all non-anchor tenants, on a cash basis, were 8.6% for the quarter and 9.1% for the six month period ended June 30, 2016.

•	Primark opened its second Philadelphia-area store at Willow Grove Park.

“We have established a pattern of execution and are confident that our reshaped portfolio will continue to produce strong quarterly results,” said Joseph F. Coradino, Chief Executive Officer. “The formula is simple: a leasing pipeline driven by robust demand for quality space, strong renewal spreads that exceed our historical results, margin improvement resulting from a focus on common area revenue growth as well as quality redevelopment projects generating yields of 8 to 10%, which lead to continued NOI and NAV growth.”
The following tables set forth information regarding net income (loss), net income available (loss attributable) to PREIT common shareholders and net earnings (loss) per diluted share for the quarter and six months ended June 30, 2016 and 2015:

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2016	2015	2015	2014
Net income (loss)	$9.2	$(34.7)	$11.1	$(48.6)
Net income available (loss attributable) to PREIT common shareholders	$4.2	$(34.9)	$2.0	$(52.4)
Net earnings (loss) per share - basic and diluted	$(0.06)	$(0.51)	$0.03	$(0.76)

The following tables set forth information regarding Funds From Operations ("FFO"), as adjusted for the quarter and six months ended June 30, 2016 and 2015:

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions)	2016	2015	2015	2014
FFO	$32.3	$29.3	$64.7	$53.7
Mortgage prepayment penalty and accelerated amortization of deferred financing costs	—	1.0	—	1.0
Acquisition costs	—	0.1	—	3.5
Provision for employee separation expense	0.1	—	1.2	—
Loss on hedge ineffectiveness	—	—	0.1	0.5
FFO, as adjusted	$33.0	$30.5	$66.0	$58.7

	Quarter Ended June 30,		Six Months Ended June 30,
Per Diluted Share and OP Unit	2016	2015	2015	2014
FFO	$0.42	$0.38	$0.83	$0.72

FFO, as adjusted	$0.43	$0.39	$0.85	$0.79

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Exhibit 99.1
PREIT / 3

Primary Factors Affecting Financial Results for the Quarter Ended June 30, 2016:

•
Net income available to PREIT common shareholders was $4.2 million, or $0.06 per share compared to Net loss attributable to PREIT common shareholders of $34.9 million, or $0.51 per share for the quarter ended June 30, 2015.

•
Same Store NOI increased by $2.4 million to $62.3 million, primarily driven by an incremental $1.5 million increase from Springfield Town Center that is now included in our quarterly Same Store results.

•	Non Same Store NOI decreased $4.3 million including a $6.2 million decrease from properties sold in 2015 and 2016, partially offset by the opening of Gloucester Premium Outlets in August 2015.

•	Gains on sales of interests on real estate were $20.9 million due to the sales of the Walnut and Chestnut Street retail properties and an operating parcel located at Monroe Retail Center.

•
FFO, as adjusted, for the quarter was $0.43 per share and OP Unit, compared to $0.39 per share and OP Unit in the prior year. Dilution from assets sold in 2015 and 2016 was approximately $0.06 per share.

•
Impairment of assets of $14.1 million was recognized on Washington Crown Center  in the quarter ended June 30, 2016 as compared to $28.7 million recognized on Gadsden Mall, New River Valley Mall, and Wiregrass Commons Mall in the quarter ended June 30, 2015.

Primary Factors Affecting Financial Results for the Six Months Ended June 30, 2016:

•
Net income available to PREIT common shareholders was $2.0 million, or $0.03 per share, compared to loss attributable to PREIT common shareholders of $52.4 million, or $0.76 per share, for the six months ended June 30, 2015.

•	Same Store NOI increased $2.7 million to $115.2 million, primarily due to rent increases and new store openings. Same Store NOI for the six month period excludes Springfield Town Center.

•
Non Same Store NOI decreased $1.0 million including a $8.9 million decrease from properties sold in 2015 and 2016, offset by an incremental $7.0 million aggregate increase from Springfield Town Center and Gloucester Premium Outlets.

•	Gains on sales of interests in real estate were $22.9 million primarily due to the sale of the Walnut and Chestnut Street retail properties and two operating parcels.

•	Activist shareholder defense costs were $1.5 million for the six months ended June 30, 2015, and did not recur in 2016.

•	FFO, as adjusted, for the six months ended June 30, 2016 was $0.85 per share, compared to $0.79 in the prior year. Dilution from assets sold in 2015 and 2016 was approximately $0.09 per share.

•
Impairment of assets of $14.1 million was recognized on Washington Crown Center  in the quarter ended June 30, 2016 as compared to $34.9 million that was recognized on Uniontown, Gadsden, New River Valley and Wiregrass Commons Malls in the six months ended June 30, 2015.

All amounts referenced as primary factors affecting financial results above include PREIT’s proportionate share of partnership revenues and expenses.

Exhibit 99.1
PREIT / 4

Financing Activities
In June 2016, the Company amended its 2015 7-Year Term Loan, which increased the potential borrowing from $150.0 million to $250.0 million, expanded the accordion feature, reduced interest rate spreads and extended the maturity date to December 29, 2021.

Asset Dispositions
In June and July 2016, the Company entered into agreements of sale for the office building it retained in Voorhees, NJ and Washington Crown Center in Washington, PA, respectively.

During the quarter, the Company sold two downtown Philadelphia street retail properties and a parcel the Company had retained at Monroe Marketplace in Selinsgrove, PA.

Retail Operations
The following tables set forth information regarding sales per square foot and occupancy in the Company’s portfolio, including properties owned by partnerships in which the Company owns a non-controlling interest:

		Rolling Twelve Months Ended:
		June 30, 2016	June 30, 2016
Portfolio Sales per square foot (1)		$458	$418

(1) Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months. Sales for Springfield Town Center are based on tenants with at least 12 months of reported sales.

A reconciliation of portfolio sales per square foot can be found below:
June 30, 2015		$418
Organic sales growth		23
Asset sales		15
Springfield Town Center		2
June 30, 2016 Sales		$458

	Leased as of	Occupancy as of:
	June 30, 2016	June 30, 2016	June 30, 2015
Same Store Malls:
Total including anchors	96.1%	94.2%	94.4%
Total excluding anchors	93.7%	90.9%	91.4%
Portfolio Total Occupancy:
Total including anchors	95.9%	94.0%	93.4%
Total excluding anchors	93.8%	91.1%	90.0%

Exhibit 99.1
PREIT / 5

2016 Outlook
The Company has revised its previous estimates of net income attributable to PREIT common shareholders, FFO and FFO as adjusted, each on a per share basis, for the year ending December 31, 2016. The changes give consideration to the Company’s results of operations for the first six months of the year, completed and planned dispositions of assets, completed financing transactions and management’s outlook for the balance of the year.

Estimates Per Diluted Share	Lower End	Upper End
Net income attributable to PREIT common shareholders	$0.13	$0.17
Depreciation and amortization (including the Company's proportionate share of unconsolidated properties), noncontrolling interest and other adjustments	1.79	1.79
Impairment of assets	0.19	0.19
Gain on sale of interests in real estate	(0.29)	(0.29)
FFO	1.82	1.86
Provision for employee separation expense and hedge ineffectiveness	0.02	0.01
FFO, as adjusted	$1.84	$1.87

Our 2016 guidance is based on our current assumptions and expectations about market conditions, and our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Our revised guidance incorporates the following assumptions, among others:

•	2016 Same Store NOI growth of 2.8% to 3.2% remains unchanged for properties in the portfolio for all of 2015 and 2016;

•	Average quarterly Same Store NOI growth is expected to be 4.0% to 4.4%;

•	Sale of Washington Crown Center an office building property at Voorhees Town Center in the third quarter;

•	Additional asset sales, if any, would not occur before the end of 2016;

•	No additional financing activity; and

•	No acquisitions.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Wednesday,
July 27, 2016, to review the Company’s results and future outlook. To listen to the call, please dial 1-888-346-8835 (domestic toll free), 1-412-902-4271 (international), or 1-855-669-9657 (Canada toll free) and request to join the PREIT call at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

Exhibit 99.1
PREIT / 6

For interested individuals unable to join the conference call, a replay of the call will be available through August 17, 2016 at 1-877-344-7529 (domestic toll free), 1-412-317-0088 (international), or 855-669-9658 (Canada toll free) using the replay code, 10087364. The online archive of the webcast will also be available for 14 days following the call.

About PREIT
PREIT (NYSE:PEI) is a publicly traded real estate investment trust specializing in the ownership and management of differentiated shopping malls. Headquartered in Philadelphia, Pa., the company owns and operates over 25 million square feet of retail space in the eastern half of the United States with concentration in the Mid-Atlantic region’s top MSAs. Since 2012, the company has driven a transformation guided by an emphasis on balance sheet strength, high-quality merchandising and disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions of Non-GAAP Measures

Funds From Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance based executive compensation programs. FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

Exhibit 99.1
PREIT / 7

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and six months ended June 30, 2016 and 2015, respectively, to show the effect of acquisition costs, provision for employee separation expense, mortgage prepayment penalty and accelerated amortization of financing costs and loss on hedge ineffectiveness, which had a significant effect on our results of operations in certain periods, but are not, in our opinion, indicative of our operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of its operating performance, such as provision for employee separation expense, accelerated amortization of deferred financing costs and gain and loss on hedge ineffectiveness.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue) minus operating expenses (determined in accordance with GAAP), plus our share of revenue and operating expenses of our partnership investments, and includes real estate revenue and operating expenses from properties included in discontinued operations, if any. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes interest and other income, general and administrative expenses, provision for employee separation expense, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of non-operating real estate, gains on sales of discontinued operations, impairment losses, acquisition costs and other expenses.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and exclude properties acquired or disposed of.

Forward Looking Statements

This press release, together with other statements and information publicly disseminated by us, contain certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements

Exhibit 99.1
PREIT / 8

or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors:

Changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; increases in operating costs that cannot be passed on to tenants; current economic conditions and the state of employment growth and consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; our ability to sell properties that we seek to dispose of or our ability to obtain estimated sale prices; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets; risks relating to development and redevelopment activities; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our partnerships and joint ventures with third parties to acquire or develop properties; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; changes to our corporate management team and any resulting modifications to our business strategies; the effects of online shopping and other uses of technology on our retail tenants; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; our substantial debt and stated value of preferred shares and our high leverage ratio; constraining leverage, unencumbered debt yield, interest and tangible net worth covenants under our Credit Agreements; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our short and long-term liquidity position; potential dilution from any capital raising transactions or other equity issuances; and general economic, financial and political conditions, including credit and capital market conditions, changes in interest rates or unemployment.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2015 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

PREIT / 9             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS (Unaudited)	Quarter Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
(In thousands, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$61,243	$67,417	$128,236	$131,691
Expense reimbursements	28,870	30,541	60,004	62,050
Percentage rent	385	322	836	846
Lease termination revenue	16	37	251	479
Other real estate revenue	2,225	2,565	4,868	4,600
Total real estate revenue	92,739	100,882	194,195	199,666
Other income	1,514	811	2,030	2,084
Total revenue	94,253	101,693	196,225	201,750
EXPENSES:
Operating expenses
Property operating expenses:
CAM and real estate taxes	(30,496)	(33,263)	(64,685)	(67,069)
Utilities	(4,137)	(4,959)	(8,463)	(10,108)
Other property operating expenses	(2,899)	(3,792)	(7,495)	(7,988)
Total property operating expenses	(37,532)	(42,014)	(80,643)	(85,165)
Depreciation and amortization	(31,662)	(36,641)	(65,397)	(69,830)
General and administrative expenses	(8,883)	(9,126)	(17,469)	(18,070)
Provision for employee separation expense	(658)	—	(1,193)	—
Acquisition costs and other expenses	(243)	(817)	(294)	(5,269)
Total operating expenses	(78,978)	(88,598)	(164,996)	(178,334)
Interest expense, net	(17,067)	(21,126)	(36,413)	(41,271)
Impairment of assets	(14,118)	(28,667)	(14,724)	(34,907)
Total expenses	(110,163)	(138,391)	(216,133)	(254,512)
Loss before equity in income of partnerships, gains on sales of interests in real estate and gain on sale of non operating real estate	(15,910)	(36,698)	(19,908)	(52,762)
Equity in income of partnerships	4,192	2,032	8,075	4,114
Gains on sales of interest in real estate	20,887	—	22,922	—
Gain on sale of interests in non operating real estate	—	—	9	43
Net income (loss)	9,169	(34,666)	11,098	(48,605)
Less: net (income available) loss attributed to noncontrolling interest	(982)	3,742	(1,190)	4,172
Net income available (loss attributable) to PREIT	8,187	(30,924)	9,908	(44,433)
Less: preferred share dividends	(3,962)	(3,962)	(7,924)	(7,924)
Net income available (loss attributable) to PREIT common shareholders	$4,225	$(34,886)	$1,984	$(52,357)
Basic and diluted earnings (loss) per share - PREIT (1)	$0.06	$(0.51)	$0.03	$(0.76)
Weighted average number of shares outstanding for diluted EPS	69,159	68,753	69,157	68,660
 (1)For the three and six month periods ended June 30, 2015, there are net losses, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

OTHER COMPREHENSIVE INCOME (LOSS) (Unaudited)	Quarter Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
(In thousands)
Comprehensive income (loss):
Net income (loss)	$9,169	$(34,666)	$11,098	$(48,605)
Unrealized loss on derivatives	(3,006)	1,165	(8,578)	(846)
Amortization of losses of settled swaps, net of gains	126	238	252	1,010
Total comprehensive income (loss)	6,289	(33,263)	2,772	(48,441)
Less: Comprehensive (income) loss attributable to noncontrolling interest	(677)	3,686	(300)	4,153
Comprehensive income (loss attributable) to PREIT	$5,612	$(29,577)	$2,472	$(44,288)

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Quarter Ended June 30, 2016			Quarter Ended June 30, 2015
RECONCILIATION OF NOI AND FFO TO NET INCOME (LOSS)	Consolidated	PREIT's Share unconsolidated partnerships	Total	Consolidated	PREIT's Share unconsolidated partnerships	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$92,739	$12,584	$105,323	$100,882	$12,093	$112,975
Property operating expenses	(37,532)	(3,230)	(40,762)	(42,014)	(4,470)	(46,484)
NET OPERATING INCOME	55,207	9,354	64,561	58,868	7,623	66,491
General and administrative expenses	(8,883)	—	(8,883)	(9,126)	—	(9,126)
Provision for employee separation expense	(658)	—	(658)	—	—	—
Other income	1,514	—	1,514	811	—	811
Acquisition costs and other expenses	(243)	(1)	(244)	(817)	(14)	(831)
Interest expense, net	(17,067)	(2,577)	(19,644)	(21,126)	(2,566)	(23,692)
Depreciation of non real estate assets	(365)	—	(365)	(380)	—	(380)
Gain on sale of interest in non operating real estate	—	—	—	—	—	—
Preferred share dividends	(3,962)	—	(3,962)	(3,962)	—	(3,962)
FUNDS FROM OPERATIONS	25,543	6,776	32,319	24,268	5,043	29,311
Depreciation of real estate assets	(31,297)	(2,584)	(33,881)	(36,261)	(3,011)	(39,272)
Equity in income of partnerships	4,192	(4,192)	—	2,032	(2,032)	—
Impairment of assets	(14,118)	—	(14,118)	(28,667)	—	(28,667)
Gain on sale of interests in real estate	20,887	—	20,887	—	—	—
Preferred share dividends	3,962	—	3,962	3,962	—	3,962
Net income (loss)	$9,169	$—	$9,169	$(34,666)	$—	$(34,666)
(1)Total includes the non-cash effect of straight-line rent of $798 and $541 for the quarters ended June 30, 2016 and 2015 respectively.
Weighted average number of shares outstanding			69,091			68,753
Weighted average effect of full conversion of OP Units			8,327			8,357
Effect of common share equivalents			68			425
Total weighted average shares outstanding, including OP Units			77,486			77,535
FUNDS FROM OPERATIONS			$32,319			$29,311
Mortgage prepayment penalty and accelerated amortization of deferred financing costs			—			1,030
Acquisition costs			—			138
Provision for employee separation expense			658			—
FUNDS FROM OPERATIONS, AS ADJUSTED			$32,977			$30,479
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$0.42			$0.38
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT, AS ADJUSTED			$0.43			$0.39

SAME STORE RECONCILIATION	Quarter Ended June 30,
	Same Store		Non-Same Store		Total
	2016	2015	2016	2015	2016	2015
Real estate revenue	$101,376	$98,347	$3,947	$14,628	$105,323	$112,975
Property operating expenses	(39,090)	(38,426)	(1,672)	(8,058)	(40,762)	(46,484)
NET OPERATING INCOME (NOI)	$62,286	$59,921	$2,275	$6,570	$64,561	$66,491
Less: Lease termination revenue	60	70	1	—	61	70
NOI - EXCLUDING LEASE TERMINATION REVENUE	$62,226	$59,851	$2,274	$6,570	$64,500	$66,421

PREIT / 12             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
RECONCILIATION OF NOI AND FFO TO NET INCOME (LOSS)	Consolidated	PREIT's Share unconsolidated partnerships	Total	Consolidated	PREIT's Share unconsolidated partnerships	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$194,195	$25,976	$220,171	$199,666	$25,256	$224,922
Property operating expenses	(80,643)	(7,724)	(88,367)	(85,165)	(9,672)	(94,837)
NET OPERATING INCOME	113,552	18,252	131,804	114,501	15,584	130,085
General and administrative expenses	(17,469)	—	(17,469)	(18,070)	—	(18,070)
Provision for employee separation expense	(1,193)	—	(1,193)	—	—	—
Other income	2,030	—	2,030	2,084	—	2,084
Acquisition costs and other expenses	(294)	(1)	(295)	(5,269)	(41)	(5,310)
Interest expense, net	(36,413)	(5,158)	(41,571)	(41,271)	(5,206)	(46,477)
Depreciation of non real estate assets	(734)	—	(734)	(758)	—	(758)
Gain on sale of interest in non operating real estate	9	—	9	43	—	43
Preferred share dividends	(7,924)	—	(7,924)	(7,924)	—	(7,924)
FUNDS FROM OPERATIONS	51,564	13,093	64,657	43,336	10,337	53,673
Depreciation of real estate assets	(64,663)	(5,018)	(69,681)	(69,072)	(6,223)	(75,295)
Equity in income of partnerships	8,075	(8,075)	—	4,114	(4,114)	—
Impairment of assets	(14,724)	—	(14,724)	(34,907)	—	(34,907)
Gain on sale of interests in real estate	22,922	—	22,922	—	—	—
Preferred share dividends	7,924	—	7,924	7,924	—	7,924
Net income (loss)	$11,098	$—	$11,098	$(48,605)	$—	$(48,605)
(1)Total includes the non-cash effect of straight-line rent of $1,514 and $958 for the six months ended June 30, 2016 and 2015 respectively.
Weighted average number of shares outstanding			69,032			68,660
Weighted average effect of full conversion of OP Units			8,333			5,291
Effect of common share equivalents			125			493
Total weighted average shares outstanding, including OP Units			77,490			74,444
FUNDS FROM OPERATIONS			$64,657			$53,673
Mortgage prepayment penalty and accelerated amortization of deferred financing costs			—			1,030
Acquisition costs			—			3,468
Loss on hedge ineffectiveness			143			512
Provision for employee separation expense			1,193			—
FUNDS FROM OPERATIONS, AS ADJUSTED			$65,993			$58,683
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$0.83			$0.72
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT, AS ADJUSTED			$0.85			$0.79

SAME STORE RECONCILIATION	Six months ended June 30,
	Same Store		Non-Same Store		Total
	2016	2015	2016	2015	2016	2015
Real estate revenue	$188,403	$187,073	$31,768	$37,849	$220,171	$224,922
Property operating expenses	(73,223)	(74,616)	(15,144)	(20,221)	(88,367)	(94,837)
NET OPERATING INCOME (NOI)	$115,180	$112,457	$16,624	$17,628	$131,804	$130,085
Less: Lease termination revenue	231	416	68	95	299	511
NOI - EXCLUDING LEASE TERMINATION REVENUE	$114,949	$112,041	$16,556	$17,533	$131,505	$129,574

PREIT / 13             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Same Store Net Operating Income
	Net Operating Income				Excluding lease terminations
			Change				Change
(In thousands)	2016	2015	$	%	2016	2015	$	%
Quarter ended March 31	$57,868	$55,762	$2,106	3.8%	$57,697	$55,416	$2,281	4.1%
Quarter ended June 30	62,286	59,921	2,365	3.9%	62,226	59,851	2,375	4.0%
Average (1)	$120,154	$115,682	$4,472	3.9%	$119,923	$115,266	$4,657	4.0%

Year to date, June 30, 2016	$115,180	$112,457	$2,723	2.4%	$114,949	$112,041	$2,908	2.6%

(1)
Computed by averaging the Same Store NOI from the quarters ended March 31st and June 30th of 2016 and 2015. Same store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of or under redevelopment during the periods presented. Springfield Town Center is included in Same Store NOI for the quarters ended June 30, 2016 and 2015, respectfully, and excluded for the year to date periods ended June 30, 2016 and 2015, respectively.

PREIT / 14             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	June 30, 2016	December 31, 2015
	(Unaudited)
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,259,774	$3,297,520
Construction in progress	85,877	64,019
Land held for development	5,904	6,350
Total investments in real estate	3,351,555	3,367,889
Accumulated depreciation	(1,057,857)	(1,015,647)
Net investments in real estate	2,293,698	2,352,242
INVESTMENTS IN PARTNERSHIPS, at equity:	161,450	161,029
OTHER ASSETS:
Cash and cash equivalents	16,841	22,855
Tenant and other receivables (net of allowance for doubtful accounts of $7,239 and $6,417 at June 30, 2016 and December 31, 2015, respectively)	30,591	40,324
Intangible assets (net of accumulated amortization of $9,872 and $13,441 at June 30, 2016 and December 31, 2015, respectively)	21,075	22,248
Deferred costs and other assets, net	84,276	75,450
Assets held for sale	23,451	126,244
Total assets	$2,631,382	$2,800,392
LIABILITIES:
Mortgage loans payable	$1,231,709	$1,321,331
Term Loans	396,688	398,040
Revolving Facility	85,000	65,000
Tenants' deposits and deferred rent	17,476	14,631
Distributions in excess of partnership investments	63,188	65,547
Fair value of derivative liabilities	10,254	2,756
Liabilities on assets held for sale	492	69,918
Accrued expenses and other liabilities	78,342	78,539
Total liabilities	1,883,149	2,015,762
EQUITY:	748,233	784,630
Total liabilities and equity	$2,631,382	$2,800,392
# # #